Exhibit 99.1

OPENWAVE SELLS MOBILE PHONE CLIENT SOFTWARE BUSINESS TO PURPLE LABS

REDWOOD CITY, Calif. – June 30, 2008 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, and Purple Labs, a leading supplier of Linux for mass-market 3G phones, today announced that Purple Labs has acquired the Openwave mobile phone software business, which develops and markets its browser and messaging client technologies.

“Openwave’s innovative client offerings established Openwave as an early pioneer in the mobile data market and remain an integral technology to handset manufacturers worldwide,” said Bruce Coleman, interim CEO of Openwave. “As outlined previously, we are focusing our efforts on network-based offerings. This focus will better allow Openwave to innovate and grow profitably. We wish Purple Labs success in leveraging the handset manufacturer relationships and incumbency established with our client offerings.”

“The Openwave browser and messaging applications have always led the industry, and are today used by every major phone manufacturer in the world,” said Simon Wilkinson, Purple Labs CEO. “By acquiring this portfolio and the Openwave client team, Purple Labs becomes a global leader in mobile software, powering both traditional and Linux-based mass-market phones.”

Based in Chambéry, France, Purple Labs is funded by three European venture capital firms: Sofinnova Partners, Earlybird Venture Capital, and Partners Group.

Financial Terms

Under the terms of the definitive agreement, Openwave transferred assets of its client business to Purple Labs on June 27, 2008 in exchange for $30 million in cash, an additional $2 million if certain conditions are met, and warrants to purchase 2% of Purple Labs common stock. Additionally, Openwave will provide transition services to Purple Labs for up to six months, and will bear the first $2 million of such expenses.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including merchandising and advertising, which converge the mobile and broadband experience across all of a user’s devices.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of service management, messaging, location and client technologies. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

About Purple Labs

Purple Labs is the only independent software vendor with a complete Linux solution for mass-market 3G phones. The Purple Labs Linux Suite enables phone manufacturers to replace their legacy operating systems with a flexible and scalable Linux platform, accelerating development of feature-rich 3G phones while reducing investment. Building on its European presence in France and the UK, Purple Labs recently expanded into Asia, with new offices in Beijing, China and Seoul, South Korea. For more information, visit www.purplelabs.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933, including, but not limited to, the aforementioned focus on network-based offerings and the anticipated impact on Openwave’s financial statements. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

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Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Openwave Systems Inc.

Vikki Herrera

Public Relations

Vikki.Herrera@openwave.com

Tel: 650-480-6753

Investor Relations

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968

Kate Hamilton

Public Relations

Kate.Hamilton@purplelabs.com

Tel: +44 1252 519832